FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

2012 THIRD QUARTER FINANCIAL RESULTS

West Springfield, Mass., November 14, 2012 – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the third quarter ended September 30, 2012.

$ in thousands	3 Months Ended				9 Months Ended
(except per share data)	9/30/12	9/30/11	Change		9/30/12	9/30/11	Change
Revenues	$10,095	$8,601	17.4%		$27,012	$26,355	2.5%
Gross profit (1)	$4,032	$3,972	1.5%		$11,551	$12,742	(9.3)%
Gross margin (1)	39.9%	46.2%	(624	)bps	42.8%	48.3%	(559	)bps
Net income (loss) (2)	$(47,170)	$244	NM		$(48,526)	$1,460	NM
Diluted net income (loss) per share (2)	$(2.59)	$0.01	NM		$(2.67)	$0.08	NM
Adjusted EBITDA (3)	$1,515	$1,664	(9.0)%		$3,701	$5,864	(36.9)%

        NM – Not meaningful

(1)	Includes a $0.55 million inventory reserve for slow moving / obsolete items.

(2)	Includes $47.6 million of non-cash impairment charges related to goodwill, intangibles and equipment.

(3)	Adjusted EBITDA is an important measure because it presents a view of our performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and reconciliation to GAAP net income (loss) is contained later in this release.

Revenues by product	3 Months Ended			9 Months Ended
category ($ in millions)	9/30/12	9/30/11	Change	9/30/12	9/30/11	Change
Military (non-ammunition)	$6.7	$5.8	$0.9	$16.7	$19.0	$(2.3)
Ammunition	$0.5	$1.4	$(0.9)	$2.1	$4.2	$(2.1)
Law enforcement / commercial public safety	$0.8	$1.0	$(0.2)	$2.3	$2.8	$(0.5)
Specialty products	$2.1	$0.4	$1.7	$5.9	$0.4	$5.5
Total	$10.1	$8.6	$1.5	$27.0	$26.4	$0.6

Cyalume’s President & CEO, Zivi Nedivi noted, “We continue to make good progress against the plan that we have previously described. Our 2012 third quarter revenues not only increased over the comparable period of the prior year, but also increased over the 2012 second quarter by approximately 13.5%. We fully expect our revenues for the fourth quarter to again show consecutive quarterly growth.

“During the third quarter, after conducting an extensive assessment of the Company, and in accordance with accounting standards, the Company recorded an impairment charge related to its goodwill and certain long-term amortizable assets. This charge was largely based on our recently revised expectations for near-term and intermediate-term growth in the ammunition sector. Longer-term we continue to believe that this sector offers us significant opportunities for growth. In addition, we recorded a reserve for slow moving / obsolete inventory items of $0.55 million that had the effect of lowering our third quarter gross margin to 39.9% from 45.4%, absent the reserve.”

Cyalume Technologies News Release	Page 2
November 14, 2012

Conference Call

Cyalume’s President & CEO, Zivi Nedivi, and CFO, Michael Bielonko will host a conference call on Thursday, November 15, 2012 at 10:00 am ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing (201) 493-6739. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Cyalume call. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cyalume.com click on the Investors section, then to the Events and Presentations where the conference call is posted. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Cyalume Technologies News Release	Page 3
November 14, 2012

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Bielonko	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2500	Linda Latman (212) 836-9609
www.cyalume.com	www.theequitygroup.com

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Cyalume Technologies News Release	Page 4
November 14, 2012

Cyalume Technologies Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except par value and share data)

	September 30, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash	$1,716	$2,951
Accounts receivable, net of allowance for doubtful accounts of $188 and $206, respectively	4,144	3,339
Inventories	10,718	11,393
Income taxes refundable	200	38
Deferred income taxes	383	386
Prepaid expenses and other current assets	548	559
Total current assets	17,709	18,666

Property, plant and equipment, net	9,296	10,417
Goodwill	8,160	55,329
Other intangible assets, net	20,528	22,007
Due from related party	3,811	3,721
Restricted cash	0	600
Other noncurrent assets	61	154
Total assets	$59,565	$110,894

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,509	$1,592
Accounts payable	3,146	1,948
Accrued expenses	2,213	2,179
Note payable to related party	0	250
Current portion of capital lease obligation	16	43
Total current liabilities	6,884	6,012

Notes payable, net of current portion	17,226	18,975
Line of credit due to related party	0	755
Deferred income taxes	5,242	7,145
Contingent consideration	4,106	3,699
Derivatives	196	273
Asset retirement obligation	182	175
Capital lease obligation, net of current portion	30	30
Contingent legal obligation	3,761	3,627
Total liabilities	37,627	40,691

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	0	0
Common stock, $0.001 par value; 50,000,000 shares authorized; 18,288,260 and 18,311,228 issued and outstanding, respectively	18	18
Additional paid-in capital	100,607	100,334
Accumulated deficit	(77,979)	(29,453)
Accumulated other comprehensive loss	(708)	(696)
Total stockholders’ equity	21,938	70,203
Total liabilities and stockholders' equity	$59,565	$110,894

Cyalume Technologies News Release	Page 5
November 14, 2012

Cyalume Technologies Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues	$10,095	$8,601	$27,012	$26,355
Cost of goods sold	6,063	4,629	15,461	13,613
Gross profit	4,032	3,972	11,551	12,742

Other expenses:
Sales and marketing	1,262	1,060	4,229	3,258
General and administrative	1,679	1,503	5,105	4,557
Research and development	441	489	1,424	1,427
Interest expense, net	559	563	1,675	1,771
Interest expense – related party	2	1	18	35
Amortization of intangible assets	466	451	1,420	1,256
Change in fair value of contingent consideration	19	0	241	0
Impairment loss on equipment	273	0	273	0
Impairment loss on intangible assets	281	0	281	0
Impairment loss on goodwill	47,088	0	47,088	0
Other, net	(31)	(232)	(145)	(448)
Total other expenses	52,039	3,835	61,609	11,856

Income (loss) before income taxes	(48,007)	137	(50,058)	886
Benefit from income taxes	(837)	(107)	(1,532)	(574)
Net income (loss)	(47,170)	244	(48,526)	1,460

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	124	(338)	(60)	234
Unrealized gain (loss) on cash flow hedges, net of taxes of $(9), $0, ($30) and ($2), respectively	15	1	48	5
Other comprehensive income (loss)	139	(337)	(12)	239
Comprehensive income (loss)	$(47,031)	$(93)	$(48,538)	1,699

Net income (loss) per common share:
Basic	$(2.59)	$.01	$(2.67)	$.09
Diluted	$(2.59)	$.01	$(2.67)	$.08

Weighted average shares used to compute net income (loss) per common share:
Basic	18,212,618	17,381,750	18,192,805	16,549,504
Diluted	18,212,618	18,202,764	18,192,805	18,279,284

Cyalume Technologies News Release	Page 6
November 14, 2012

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss), cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies News Release	Page 7
November 14, 2012

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Net income (loss)	$(47,170)	$244	$(48,526)	$1,460

Adjustments to arrive at EBITDA:
Interest expense, net	561	564	1,693	1,806
Benefit from income taxes	(837)	(107)	(1,532)	(574)
Depreciation	348	297	1,031	819
Amortization	466	451	1,420	1,256
Impairment of goodwill, intangibles and equipment	47,642	-	47,642	-

EBITDA	1,010	1,449	1,728	4,767

Adjustments to arrive at Adjusted EBITDA:
Other expenses (4)	505	215	1,973	1,097
Adjusted EBITDA	$1,515	$1,664	$3,701	$5,864

(4)	Severance related, inventory step-up amortization and reserve, non-cash stock-based compensation, foreign exchange (gains)/losses, acquisition related costs and change in fair value of contingent consideration